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                                  DEED OF LEASE

                                     BETWEEN

                  PARKRIDGE FIVE ASSOCIATES LIMITED PARTNERSHIP

                                  AS LANDLORD,

                                       AND

                                  CYSIVE, INC.

                                    AS TENANT

              -----------------------------------------------------

              -----------------------------------------------------



                         For 41,225 rentable square feet

                               In: Parkridge Five
                                   10780-10790 Parkridge Boulevard
                                   Reston, Virginia 20191

                                 Dated: November______, 1999




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                                  DEED OF LEASE

        THIS DEED OF LEASE (this "Lease") is made as of the _____ day of November, 1999 (the "Date of Lease"), by Parkridge Five Associates Limited Partnership, a Virginia Limited Partnership ("Landlord"), and Cysive, Inc., a Delaware corporation ("Tenant").

        NOW, THEREFORE, WITNESSETH, that for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

                                    ARTICLE I

                          FUNDAMENTAL LEASE DEFINITIONS

        The following terms, when used herein, shall have the meanings set forth below.

        1.1   Landlord: Parkridge Five Associates Limited Partnership.

        1.2 Landlord's Address: c/o Walker and Company, 12007 Sunrise Valley Drive, Suite 400, Reston, Virginia, 20191.

        1.3   Landlord's Representative:  Christopher W. Walker.

        1.4 Manager: Walker Management, Inc., 12007 Sunrise Valley Drive, Suite 400, Reston, Virginia, 20191.

        1.5   Tenant: Cysive, Inc.

        1.6 Tenant Address: Current: 11480 Sunset Hills Road, Suite 200E, Reston, Va. 20190; after Lease Commencement: 10780/10790 Parkridge Boulevard, Reston, Va. 20191.

        1.7   Tenant's Representative: John R. Lund, Chief Financial Officer.

        1.8   Guarantor: N/A.

        1.9   Guarantor's Address: N/A.

        1.10 Building: The building containing 203,492 square feet shown on Exhibit A-1 attached hereto and made a part hereof, and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, located at 10780/10790 Parkridge Boulevard, Reston, Fairfax County, Virginia, 20191, in the Parkridge Center.

        1.11 Premises: Approximately 41,225 rentable square feet located on the fourth (4th) floor, Suite 400 of the Building as outlined in Exhibit A-2 attached hereto and made a part hereof.

        1.12  Term: Ten (10) years, zero (-0-) months, and zero (-0-) days.

        1.13 Commencement Date: April 15, 2000. If Tenant shall complete and occupy the Premises prior to April 15, 2000, Tenant shall pay only a pro-rata amount of Operating Expenses based upon $7.50 per square foot per annum.

        1.14  Expiration Date: April 14, 2010.

        1.15 Basic Rent: $30.00 full service for each rentable square foot of the Premises during the first Lease Year and increased annually as set forth in Exhibit A-3.

        1.16 Lease Year: Each successive twelve (12) month period following the Commencement Date.

        1.17 Expense Stop: Base year 2000, based on a 95% or higher actual occupancy level.

        1.18 Tenant's Proportionate Share: Rentable floor area of the Premises divided by rentable floor area of the Building, or twenty point twenty-six percent (20.26%).


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        1.19  Security Deposit:  $515,312.50 (five (5) months base rent), due
December 1, 1999 , which shall be reduced one-half month per year until one and one-half months remain ($154,593.75). The Security Deposit may be posted in cash, as an unconditional irrevocable letter of credit or a surety bond equivalent. Landlord must approve both form and issuer of letter of credit or bond. If cash Security Deposit is posted, Tenant shall receive interest equivalent to that of a money market mutual fund and such account interest shall be paid to Tenant at each annual reduction of Security Deposit.

        1.20  Landlord's Architect: Hickok Warner Fox (Base Building)

        1.21  Tenant Finish Work Submission Date: N/A.

        1.22  Broker(s): Landlord's: None; Tenant's: MEC Realty Associates, Inc.

        1.23 Land: The land on which the Building is located as described in Exhibit A-1.

        1.24 Common Area: All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, roadways, entrances and exits, landscaped areas, open areas, park areas, exterior lighting, service drives, loading area, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and parking facilities.

        1.25 Permitted Use: General office and uses auxiliary thereto including, without limitation, a computer server room/data center and telecommunications switch facility.

        1.26 Agents: Officers, partners, directors, employees, agents, licensees, customers, invitees, and contractors.

        1.27 Substantial Completion: The completion of all base building work in accordance with Exhibit B-2, as evidenced by the issuance of a Non-Residential Use Permit for the Building and the Base Building architect certifying that the work is substantially complete.

        1.28 Interest Rate: Per annum interest rate listed as the base rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus two percent (2%), with a minimum rate of 12% per annum (1% per month), but in any event not greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish such rates, Landlord shall choose at Landlord's sole discretion a similar publication which publishes such rates.

        1.29 Mortgage: Any mortgage, deed of trust, security interest, ground lease, sale-leaseback or lease-leaseback or title retention interest affecting the Building or the Land.

        1.30 Mortgagee: The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, Landlord's lenders, lessors under ground leases, sale-leasebacks and lease-leasebacks.

        1.31 Exhibits and Addenda: The Exhibits and Addenda listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

              Exhibit A-1 - Plat Showing Land and Building
              Exhibit A-2 - Plan Showing the Premises
              Exhibit A-3 - Rent Schedule
              Exhibit B-1 - Work Agreement
              Exhibit B-2 - Building and Site Specifications
              Exhibit B-3 - Reserved Parking Plan
              Exhibit C -   Rules and Regulations
              Exhibit D -   Holidays
              Exhibit E -   Cleaning Specifications
              Exhibit F -   Low Voltage Cabling
              Exhibit G -   SMART Arbitration Rules
              Addendum 1 -  Renewal Option
              Addendum 2 -  Right of First Refusal


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                                   ARTICLE II

                                  THE PREMISES

        2.1 Description of the Premises. Landlord hereby leases to Tenant, subject to and with the benefit of the provisions of the Lease and subject to existing easements, agreements, rights and encumbrances of record, the Premises, and also grants to Tenant the right to use, together with other tenants of the Building and members of the public, and subject to the rules and regulations of Landlord attached as Exhibit C, all Common Area, walkways, and driveways from time to time located on the Land.

        2.2 Landlord's Rights Reserved. Landlord reserves unto itself, and its Agents, the right to use, maintain, repair and replace any portion of the Common Area, including without limitation, the elevators, hallways, staircases, shaftways, and other common facilities in the Building, and the right to access, maintain, use, construct, repair, and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures therein as well as within or leading through the Premises, where possible in such a manner as will not cause unreasonable interference with Tenant's use, and subject to Tenant's security requirements. To the extent practicable, such items shall be located above the ceilings, behind the walls, or within the columns of the Premises upon reasonable written notice to Tenant. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the street address and/or name of the Building, (ii) to maintain exclusive control over the use of the roof, exterior walls, airspace or plenum, and floor and ceiling slabs of the Building,
(iii) to change the size, height or layout of the Building or its Common Area. No easement, license or other right to light, air or view is created by this Lease . Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

                                   ARTICLE III

                                      TERM

        The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. If requested by Landlord, Tenant shall within fifteen
(15) days after such request sign a declaration in recordable form acknowledging the Commencement Date and the Expiration Date.

                                   ARTICLE IV

                                      RENT

        4.1 Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in Section 1.15, increased annually as set forth on Exhibit A-3. The first month's rent shall be due at Lease execution.

        4.2 Payment of Basic Rent. Basic Rent for each Lease Year shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Basic Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar month, Basic Rent prorated from such date until the first day of the following month) shall be due and payable on the full execution and delivery of this Lease. Tenant shall pay the Basic Rent and all Additional Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent then past due before being credited to Basic Rent currently due.

        4.3 Additional Rent. All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent and Landlord shall have the same rights and remedies in the collection of Additional Rent as Landlord has in the collection of Basic Rent. Basic Rent and Additional Rent are collectively referred to hereinafter as "Rent." Landlord shall invoice Tenant for any and all Additional Rent due.


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        4.4   Late Payment. If Tenant fails to pay any Basic Rent within five
(5) days after such Rent becomes due and payable, or shall fail to pay any Additional Rent five (5) days after notice from Landlord, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, if not paid prior to the expiration of any applicable notice or grace period, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two
(2) days after written demand from Landlord.



                                    ARTICLE V

                                SECURITY DEPOSIT

        Simultaneous with the execution of this Lease, Tenant shall deposit the Security Deposit with Landlord, which shall be held by Landlord, with obligation for interest, as security for the complete and timely performance of Tenant's obligations and covenants under this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of the Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned within thirty (30) days of Tenant fulfilling all obligations of the Lease to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled.

                                   ARTICLE VI

                               OPERATING EXPENSES

        6.1 Tenant's Proportionate Share. For each Lease Year throughout the Term, Tenant covenants and agrees to pay to Landlord Tenant's Proportionate Share of Landlord's Operating Expenses in the amount, if any, by which the total of Landlord's Operating Expenses (as defined in Section 6.2 hereof) for said Lease Year or portion thereof exceeds the amount of the Expense Stop. In the event that the Commencement Date or the Expiration Date are other than the first day of a calendar year then Tenant's Proportionate Share of such excess of Landlord's Operating Expenses shall be adjusted to reflect the actual period of occupancy during the calendar year.

        6.2 Landlord's Operating Expenses Defined. As used herein, the term "Landlord's Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord incurs for the Building because of or in connection with the ownership, maintenance, management and operation of the Land, the Building and the Common Area including all additional costs and expenses of operation, management and maintenance of the Land, the Building and the Common Area or, at the very minimum, which Landlord determines that it would have paid or incurred during any calendar year if the Building had been no less than ninety-five percent (95%) occupied. Landlord's Operating Expenses shall include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

              (i) Wages and salaries of all employees, whether employed by Landlord or the Building's management company, engaged in the operation and maintenance or security of the Land, the Building, and the Common Area, and all reasonable costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

              (ii) All supplies and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Building, the Land and the Common Area;

              (iii) All installation and use charges for utilities, including, without limitation, electricity, telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Land, the Building and the Common Area, except to the extent such utilities are charged directly to or paid directly by a tenant of the Building;

              (iv) All maintenance, operation and service agreements for the Building, the Land

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and the Common Area and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the security, energy management, HVAC, plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance;

              (v) All insurance purchased by Landlord or the Building's management company relating to the Building, the Land and the Common Area and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, rental loss, sprinkler and water damage insurance, and all deductible amounts paid pursuant thereto;


              (vi) All repairs to the Building and the Common Area, including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen, including expenses to have the Building comply with all applicable federal, state and local laws, codes, regulations, rules and orders (excluding only repairs paid for by the proceeds of insurance or by Tenant or other third parties);

              (vii) All maintenance of the Building, the Land and the Common Area, including, without limitation, painting, ice and snow removal, window washing, landscaping, groundskeeping, roof repair or replacement, relamping or replacement of luminaries, HVAC repairs and maintenance to include replacement of compressors, trash removal and the patching, painting and resurfacing of roads, driveways and parking lots;

              (viii) A management allowance for property management in an amount not to exceed five percent (5%) of Basic and Additional Rent for space in the Building payable to Landlord or the company or companies managing the Building, the Land and the Common Area, if any;

              (ix) Accounting and legal fees incurred in connection with the ownership, operation and maintenance of the Building, the Land and the Common Area or related thereto;

              (x) Any additional services not provided to the Building, the Land or the Common Area at the Commencement Date but thereafter provided by Landlord as Landlord shall deem necessary or desirable in connection with the management or operation of the Building, the Land and the Common Area;

              (xi) Any capital improvements made to the Building after the Commencement Date (other than those made for the addition of rentable square footage to the Building or for the sole benefit of a Building tenant pursuant to its lease), as required by law or for safety or for energy or cost savings (and then only to the extent of any actual such savings), the cost of which shall be amortized over the useful life of such improvement;

              (xii) All Landlord's Taxes which are defined in Sections 6.3 below;

              (xiii) The costs incurred in implementing and operating any transportation management program, ride sharing program or similar program including, but not limited to, the cost of any transportation program fees, mass transportation fees or similar fees charged or assessed by any governmental or quasi-governmental entity.

        Operating Expense Exclusions. Notwithstanding the foregoing, the following items shall be expressly excluded from Landlord's Operating Expenses hereunder:

        1.    Landlord's Taxes (as defined below);
        2.    Payments of principal or interest on any Mortgages;
        3.    Leasing or brokerage commissions;
        4. Costs of preparing, improving or altering space for any new or renewal tenant;
        5.    Ground rent;
        6. Depreciation of the Building, any equipment, or any other improvements;
        7. Income, excess profits or franchise taxes, but not BPOL tax, imposed or measured by the net income of Landlord from the operation of the Building;
        8. Legal fees and all other costs and expenses incurred in disputes with tenants, any Mortgagees or ground lessors, or in connection with the sale, financing or leasing of all or any part of the Building or Landlord's interest therein;
        9. Salaries, wages, fringe benefits or other compensation paid or provided to partners, shareholders, directors, officers or executives of Landlord or an individual or entity which is a parent, subsidiary or affiliate which is a parent, subsidiary or affiliate which controls, is controlled by, or under common control with, Landlord (collectively, "Landlord's Affiliates:);
        10. Any cost which is reimbursed by the proceeds of insurance, condemnation award, refund, credit or warranty;


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        11.   Legal and other costs (including the prepayment of any
              indebtedness) incurred in connection with any mortgaging, financing, refinancing, sale of the Building or entering into or modifying any ground lease;
        12. Original construction costs for the Building or the Construction Allowance;
        13. Any costs or expenses associated with the operation of commercial concessions by Landlord, Landlord's agents or Landlord's Affiliates;
        14. Payments for equipment rented under long-term leases which would constitute capital expenditures if such equipment were purchased (except as expressly permitted above);
        15. Any costs, fines or penalties incurred as a result of a violation by Landlord of any legal requirements;
        16. Interest or penalties arising by reason of Landlord's failure to pay any Landlord's Operating Expenses when due;
        17. Costs of any utilities or other services furnished to any area of the Building leased to or occupied by tenants which is directly reimbursable by such tenants
        18. Costs of performing work or furnishing services to or for any tenant, other than Tenant, to the extent such work or service exceeds work and services available to Tenant;
        19. Any unfunded pension or other benefits for any personnel which accrues prior to the Commencement Date;
        20.   Advertising or promotional expenditures;
        21. Costs of any work or services performed or other expenses incurred in connection with installing, operating and maintaining any speciality service or facility which is not available to Tenant;
        22.   Expenses incurred to quiet title to the Building and/or the Land;
        23.   Reserves for replacements or repairs
        24. Costs of correcting defects in the initial construction of the Building;
        25. Costs of reconstruction or repair pursuant to Article 19 hereof, except to the extent of any commercially reasonable deductible under Landlord's insurance policies;
        26. Accounting fees not incurred in connection with the operation and management of the Building;
        27. Management fees to the extent they exceed five (5%) percent of gross Building revenue;
        28.   Capital improvements except as expressly set forth above; and
        29. Any other items expressly excluded from Operating Expenses under any other leases of space in the Building.

        6.3 Landlord's Taxes Defined. "Landlord's Taxes" shall mean all taxes and assessments, including Business, Professional and Occupational License
(BPOL) including but not limited to, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed by any governmental authority upon the Building, the Land, the Common Area, and upon the fixtures, machinery, equipment or systems in, upon or used in connection with any of the foregoing, and the rental, revenue or receipts derived therefrom, under the current or any future taxation or assessment system, or modification of, supplement to, or substitute for such system, but expressly excluding any franchise income or excess profit taxes imposed upon Landlord. Landlord's Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes, including, without limitation, road improvement assessments, special use area assessments, school district assessments, and transportation taxes, fees or assessments, including, but not limited to, mass transportation fees, regional transportation district fees, metrorail fees, trip fees and similar fees and assessments, fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution, parking fees or parking taxes paid by Landlord. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Landlord's Taxes hereunder. Further, for the purposes of this Article, Landlord's Taxes shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Landlord's Taxes, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Landlord's Taxes.

        6.4 Estimated Payments. Landlord shall submit to Tenant, before the beginning of each calendar year, a statement of Landlord's estimate of Landlord's Operating Expenses payable by Tenant during such calendar year. In addition to the Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such calendar year an amount equal to one-twelfth (1/12) the estimated Landlord's Operating Expenses payable by Tenant for such calendar year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this Section for any calendar year, the Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous calendar year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Landlord's Operating Expenses or other reasons, Landlord's estimate of Landlord's Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Landlord's Operating Expenses due from Tenant for such calendar year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such calendar year, and Tenant shall thereafter pay monthly estimated payments based on such new



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statement.


        6.5 Actual Landlord's Operating Expenses. Within ninety (90) days after the end of each calendar year, Landlord shall submit a statement to Tenant certified by an independent certified public accounting firm showing the actual Landlord's Operating Expenses for such calendar year and Tenant's Proportionate Share of the amount by which such Landlord's Operating Expenses exceed the Expense Stop. If for any calendar year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Landlord's Operating Expenses for such calendar year exceed the Expense Stop, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of Rent. If for any calendar year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Landlord's Operating Expenses for such calendar year exceed the Expense Stop, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after receipt of the statement from Landlord. If Tenant fails to pay such deficiency within thirty (30) days from receipt of the statement from Landlord, Tenant shall pay Landlord a late charge of five percent (5%) of the amount of such deficiency and any such deficiency shall bear interest, at the Interest Rate, from the thirty-first (31st) day to the date of payment thereof by Tenant. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Landlord's Operating Expenses shall survive the expiration or termination of this Lease.

        6.6 Allocation of Landlord's Operating Expenses to Tenant. Landlord shall equitably apportion to the extent possible the costs of utilities or services which are provided to one tenant or tenants to an appreciably different degree than to Building tenants at large. In the event that Tenant shall request that Landlord provide utilities or services other than, or in addition to, those contemplated at the commencement of this Lease, as specified in Section 12.1 below. Tenant agrees that Landlord may, by fifteen (15) days prior written notice to Tenant, charge Tenant for the cost of such additional utility or service as Additional Rent, including the loss of any additional transformers, distribution panels, wiring or separate meters, as deemed necessary or desirable by Landlord in its sole discretion.

        6.7 Review Procedure. If Tenant shall dispute any item or items included by Landlord in determining Landlord's Operating Expenses or other Additional Rent for any Lease Year, Tenant shall have the right to review and audit Landlord's books and records, and if such dispute is not resolved between Landlord and Tenant within ninety (90) days after such review and audit has been completed , either party may notify the other of its election to arbitrate said dispute. In such event, such dispute shall be resolved by an independent certified public accountant acceptable to Landlord and Tenant, which decision shall be conclusive and binding on both parties and final judgment thereon may be entered in any court of competent jurisdiction.

        6.8 Accounting Year. Landlord may adopt a different accounting year than the calendar year, in which case the times for payment of Additional Rent shall be adjusted accordingly.

        6.9 Credit for Refunds. In the event that, during or after the Term of this Lease, Landlord shall receive a refund for any tax or other sum included in the calculation of Landlord's Operating Expenses and paid by Tenant, Landlord shall repay Tenant's Proportionate Share of such refund (after deducting therefrom the reasonable cost and expense of obtaining such refund).

        6.10 Building Operating Costs. Landlord shall use commercially reasonable efforts to minimize Landlord Operating Expenses during the Term of this Lease.

                                   ARTICLE VII

                                       USE

        7.1 General. Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state or local authority having jurisdiction over the Land, Building or the Premises, with respect to the Premises. Tenant shall not use or occupy the Land, Building or the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building.

        7.2 Hazardous Materials. Tenant will not store, use or dispose of any hazardous materials, other than normal cleaning supplies and printer and copier toner typically used in offices, in, on or about the Premises, the Building or the Land. Tenant shall not use the Premises for any use which may


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give rise to the existence on the Premises, the Building or the Land of toxic materials, hazardous substances or hazardous waste as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 USC ss 9601 et seq, as amended, Superfund Amendments and Reauthorization Act of 1986, Resource Conservation and Recover Act of 1976 or in any other applicable Federal, state or local law (and all regulations promulgated under any of same), as such laws are amended from time to time. Tenant will be solely responsible for and will defend, indemnify and hold Landlord and its Agents harmless from and against all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with Tenant's breach of its obligations under this Section. Tenant will be solely responsible for and will defend, indemnify and hold Landlord and its Agents harmless from and against any and all claims, costs, and liabilities, including attorney's fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Land, Building and the Premises and any other property of whatever nature located on the Land to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this Section will survive the expiration or earlier termination of this Lease. The Landlord shall require each tenant, including Tenant, to keep its Premises free of all hazardous material and the Landlord shall do the same for all Common Areas.

                                  ARTICLE VIII

                                     PARKING

        8.1 Parking Spaces. Tenant will have pro-rata use on a first-come, first-served basis of 718 vehicular and bicycle parking spaces on the Land, except that Tenant will be granted ten (10) reserved parking spaces marked "Reserved Cysive" near either the East or West entrance to the Building, subject to mutual agreement. Landlord will not be responsible for enforcement, as shown in Exhibit B-3. There shall be no charge for parking during the initial term of the original Lease.

        8.2 Changes to Parking Facilities. Subject to Section 8.1, Landlord shall have the right, from time to time, without Tenant's consent, but with thirty (30) days notice to Tenant, except in an emergency, to change, alter, add to, temporarily close or otherwise affect the parking facilities on the Land in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to eliminate spaces or to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Landlord's Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide alternative parking facilities.

                                   ARTICLE IX

                                      SIGNS

        No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or Premises, except for the suite signage provided by Landlord. Landlord shall also provide, at Landlord's expense, a proportional listing on the Building directory of Tenant's business name. In addition, Tenant will be granted the following signage rights: (1) exterior signature signage proportional to its tenancy in the Building, (e.g., if the Building is allowed 360 sf of signage and Tenant occupies 20% of the Building, Tenant is entitled to 72 sf of signage). Tenant, at its sole cost and expense may put its sign at the top of the Building subject to all codes and ordinances and Landlord's reasonable approval; (2) signage on the rooftop of the Building, for the duration of the Lease, which is visible by aircraft, provided that it does not interfere with other Tenant's rights or Landlord's right to install equipment on the rooftop or provided that Fairfax County or any other governing body does not object to it; (3) Tenant may install the remainder spandrel sign on the Building over a main entrance if no other significant (defined as 15,000 sf or more) tenant receives exterior Building signage and Tenant remains within its proportional tenancy signage restriction. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice, display or publication to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building.

                                    ARTICLE X

                  INITIAL CONSTRUCTION; ALTERATIONS; SURRENDER

        10.1 Initial Construction. Landlord and Tenant agree that the construction of the Tenant work and other initial construction with respect to the Premises shall be performed solely by Tenant in accordance with Exhibit B-1 attached hereto and made a part hereof.

        10.2 Alterations. (A) For the purposes of this Section, "Alterations" shall mean any alterations, additions, decorations, or improvements to the Premises or the Building. Tenant shall have the right without Landlord's prior consent to make Alterations to or upon the Premises which i) are non-structural in nature, ii) do not disrupt any other tenants of the Building, iii) do not affect any Building systems, and iv) are not visible from outside the Premises; provided, however, that Tenant must furnish Landlord with notice and detailed plans and specifications or scope of work if plans are not appropriate of any such Alterations at least fifteen (15) days prior to the commencement of such work. Tenant shall not make or permit any other Alterations without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed. Regardless of whether or not Landlord's consent is required to an Alteration, Landlord may impose any reasonable conditions to the performance of the Alterations, including without limitation, (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) to the extent Landlord consent is required prior approval by Landlord of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (iii) supervision of the Alterations by Landlord's representative at Tenant's expense and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees or Tenant's indemnification of Landlord. All Alterations, whether or not Landlord's consent is required, shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, including but not limited to all applicable building and fire codes, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the Premises. Should permits of any kind and nature be required by Federal, state or local government(s) having jurisdiction over the Premises, Tenant shall be responsible for securing the permits and the cost of same and furnishing copies of such permits to Landlord.

        (B) If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations.

        (C) Within thirty (30) days of the completion of the Alterations, Tenant shall furnish Landlord with one set of reproducible sepias showing the actual, as-built Alterations as they were delivered in the Premises, certified and inspected by the architects and engineers who prepared the plans and specifications.

        (D) Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within ten
(10) business days by the payment thereof or the filing of any bond required or permitted by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated) discharge the same, the cost of which shall be paid by Tenant within three (3) business days of demand by Landlord. If Tenant fails to pay the cost within three (3) business days of demand by Landlord, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount. In addition, such late payment shall bear interest, at the Interest Rate, from the fourth (4th) business day to the date of payment thereof by Tenant. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to any Alteration nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of any Alteration.

        10.3 Treatment of Alterations at Expiration Date or Earlier Termination of Lease. Prior to two (2) months before the end of the Lease Term, or at the time of installation or approval if requested by Tenant, Landlord shall notify Tenant of the extent of any Alterations which shall remain on the Premises, which Alterations shall be surrendered at the end of the Lease Term as the property of the Landlord. Landlord shall not waive any rights with respect to Alterations made by Tenant and not known to Landlord two months before the end of the Lease Term.

        Tenant shall have the obligation, with respect to other Alterations, to restore the Premises to the condition existing prior to such Alterations, at Tenant's expense, to include all necessary design and permit costs, using licensed contractors acceptable to Landlord, unless this obligation was affirmatively waived by Landlord in writing prior to the time such Alterations were initially made. Tenant shall be responsible for such restoration by the end of the Lease Term, otherwise Tenant shall be considered to be a Holdover Tenant until all such restoration is complete by Tenant.

        10.4 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common Area or the Land except as specifically provided in Exhibit B-1. Landlord hereby reserves the right, from time to time, to make Alterations to the Building, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim against Landlord so long as the Premises are not rendered untenantable thereby.

        10.5 Low Voltage Cabling. Low voltage cabling for control, alarms, phone, data, and computer networking shall be installed in accordance with local codes and the current version of the National Electrical Code. All cabling shall be hung off building structural elements via J-hooks or raceways accessible from the underside, in accordance with said codes. If copper wiring is used for data communications or networking, it shall be in accordance with the attached specifications (see Exhibit F). To the extent not superseded by the specifications of Exhibit F, the cable plant shall conform at a minimum to EIA/TIAA standards 568A, 569, 606, 607, and TSB 67,72 75 where applicable. Cabling penetrations between fire-rated areas shall be made with UL rated fixtures incorporating removable sleeves to facilitate re-wiring. Each cable runout from a central distribution point to a wall socket shall be tested to a 155 Mhz transmission rate, and copies of test reports for each run shall be kept and supplied to Landlord upon request. A current wiring map shall be maintained for all low voltage cabling within the Premises and the terminations of each cabling runs shall be identified by number both at the end of the wires and on the socket plate within the wall, to enable rapid re-use of such cabling by a successor tenant. Network hubs and switches shall be considered personal property of the Tenant, but all other cabling infrastructure shall either be surrendered to the Landlord in good operating condition at Lease termination at time of Landlord's consent.

        10.6 Surrender of the Premises. Tenant shall peaceably surrender the Premises, including any and all fixtures (excluding Tenant's trade fixtures and equipment) installed during the Term regardless of whether Landlord or Tenant installed or paid for them, to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's options, shall become property of title shall pass to Landlord under this Lease.

        10.7 Dispute Resolution. Any dispute over the rights or obligations of Landlord or Tenant with respect to issues covered by this Article X, either party will have the right to invoke binding arbitration with respect to such issues pursuant to the procedure set forth in Exhibit G.

                                   ARTICLE XI

                             MAINTENANCE AND REPAIR

        11.1 Landlord's Obligation. Landlord shall keep and maintain in good repair and working order the Building, the Common Area, and the equipment within and serving the Premises and the Building (excluding above-standard improvements installed or paid for by Tenant) that are required for the normal maintenance and operation of the Premises and the Building for a Class A building in the Reston area. The cost of such maintenance and repairs to the Building, the Common Area and said equipment shall be included in the Landlord's Operating Expenses and paid by Tenant as provided in Article VI herein. Tenant agrees to give Landlord prompt notice of any defective conditions which come to its attention.

        11.2 Tenant's Obligation. Tenant shall maintain in good repair and working order the Premises, any equipment, fixtures or other improvements to the Premises, and all personal property within the Premises and shall repair, at its expense, any and all damage caused by Tenant or Tenant's Agents to the Building, the Common Area, or the Premises, including equipment within and serving the Building, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant shall bear the cost of but shall not perform any such repairs which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or any interior Common

Area of the Building. In the event Landlord makes such repair or performs such maintenance, Landlord may add the reasonable cost thereof to the first installment of Rent which shall thereafter become due.

        11.3 Landlord's Right to Maintain or Repair. If, within ten (10) days following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement, Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all reasonable costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid. In addition, where Tenant is prevented under Section 11.2 from performing certain maintenance or repairs which are Tenant's obligation to pay for and Landlord performs same, Tenant shall promptly pay to Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

                                   ARTICLE XII

                         LANDLORD SERVICES AND UTILITIES

        12.1 Ordinary Services to the Premises. As long as no Event of Default has occurred and is continuing, Landlord shall furnish to the Premises throughout the Term (i) electricity, heating and air conditioning appropriate for the Permitted Use during the normal business hours set forth in Exhibit C, except for holidays set forth in Exhibit D; (ii) normal and customary janitorial and char services as outlined in Exhibit E; (iii) regular trash removal from the Premises; (iv) hot and cold water from points of supply; (v) restrooms as required by applicable code; and (vi) elevator service; provided that Landlord shall have the right to temporarily remove such elevators from service as may be required for moving, freight or for servicing or maintaining the elevators or the Building. The cost of all services provided by Landlord hereunder shall be included within Landlord's Operating Expenses, unless charged directly (and not as or part of Landlord's Operating Expenses) to Tenant or another tenant of the Building. Service contracts will be periodically rebid by Landlord.

        12.2 After-Hours Services to the Premises. If Tenant requires or requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 12.1, then Tenant shall obtain Landlord's consent thereto and, if such consent is granted, shall pay upon demand Landlord's additional expenses resulting therefrom, which cost is currently $45.00 per hour (but in any event shall not be greater than any similar charge to any tenant under any other lease in the Building). Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of the utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service; provided, however, that no such charge or cost for after-hours services shall include amounts which are otherwise part of Landlord's Operating Expenses.

        12.3 Interruption of Services. Landlord shall not be liable for, nor shall there be any abatement of Rent or constructive eviction for, the failure to furnish, or the delay or suspension in furnishing, any of the services either ordinary or extraordinary required under this Article, whether caused by breakdown, maintenance, repair, strikes, scarcity of labor or materials, acts of God or any other cause whatsoever, unless due to the gross negligence or willful misconduct of Landlord or its Agents.

        12.4 Meters. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises and bill the charges directly to Tenant or to separately meter any other tenant and bill the charges directly to such tenant and to make appropriate adjustments to the Expense Stop based on the meter charges. Tenant also shall have the right to arrange its own separately metered service, and to contract directly with electrical and other utilities, with all costs thereof to be paid for by Tenant.

        12.5 Utility Charges. All telephone, electricity, gas, heat and other utility service used by Tenant in the Premises shall be paid for by Tenant except to the extent the cost of same is included within Landlord's Operating Expenses.

                                  ARTICLE XIII

                              RULES AND REGULATIONS

        Tenant and its Agents shall at all times abide by and observe the rules and regulations attached as Exhibit C and any amendments or supplements thereto (the "Rules and Regulations") that may be promulgated from time to time by Landlord for the operation and maintenance of the Building and the Common Area, and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other building lease. If there is any inconsistency between this Lease and the Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary or appropriate and shall provide Tenant with reasonable notice thereof.


                                   ARTICLE XIV

                              LIABILITY OF LANDLORD

        14.1 No Liability. Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto, (ii) any interruption in the use of the Premises or the Common Area, (iii) fire or other casualty or bodily, personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area, (iv) the termination of this Lease, (v) robbery, assault or theft, or (vi) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord or its Agents. No such occurrence shall give rise to diminution of Rent or constructive eviction, unless the Premises are rendered untenantable thereby. Any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant, and Landlord and its Agents shall not in any manner be held responsible therefor. Except to the extent expressly prohibited by law, Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages sustained by Tenant arising out of the loss or damage to any person or property of Tenant, unless caused by the gross negligence or willful misconduct of Landlord or its Agents.

        14.2 Indemnity. Tenant hereby agrees to indemnify and hold Landlord and its Agents harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or its Agents, directly or indirectly, as a result of, arising from or in connection with Tenant's or its Agents' use and occupancy of the Premises, the Building or the Common Area. Landlord shall indemnify and hold harmless Tenant for gross negligence or willful misconduct of Landlord and its Agents.

                                   ARTICLE XV

                                    INSURANCE

        15.1 Insurance Rating. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefitting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

        15.2 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a comprehensive general liability policy insuring against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall be in amounts not less than those approved by Landlord from time to time, with an initial requirement of a combined single limit of not less than One Million and No/100 Dollars ($1,000,000.00). Such insurance shall also include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Tenant by any owned, non-owned, or hired transportation vehicles for a limit not less than that specified above.

        15.3 Personal Property/Improvements Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" or "Special Causes of Loss" basis) insuring all (One hundred (100%) percent) of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements installed at the Premises by Landlord or Tenant for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property and improvements to the Premises.

        15.4 Other Insurance. Tenant shall, at all times during the Term hereof, maintain in effect worker's compensation insurance as required by applicable law, and business interruption insurance satisfactory to Landlord.

        15.5 Requirements of Insurance Coverage. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and reasonably approved by Landlord. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord, and at Landlord's request, any mortgagee or ground lessor, as additional insureds and loss payees as our interest may appear; (iii) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice (fifteen (15) days if due to non-payment of premium) to Landlord and, at Landlord's request, any Mortgagee; and (iv) shall provide protection against any peril included within the classification "All Risk" or "Special Causes of Loss", including, but not limited to vandalism, malicious mischief, theft, sprinkler leakage, earthquake and flood damage. If this Lease is terminated as the result of a casualty in accordance with Section XIX, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises (other than those which Tenant is permitted to remove at the end of the Term) shall be paid to Landlord. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

        15.6 Waiver of Subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss or damage, then such party hereby releases the other party hereto and all other tenants, to and only to the extent of the amount of such proceeds, from any and all liability for such loss or damage, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortuous act or omission of the other party or its Agents; provided, that such release shall be effective only as to a loss or damage occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in any such policy.

        15.7 Security. In the event that Landlord engages the services of a professional security system for the Building or adopts any policy to promote security for the Building, it is understood that such engagement or policy shall in no way increase Landlord's liability for occurrences and/or consequences which such a system or policy is designed to detect or avert and that Tenant or its Agents shall look solely to Tenant's insurer as set out above for claims for damages or injury to any person or property.

        15.8 Landlord's Insurance. Landlord shall carry property and casualty insurance on the full replacement value on the Building and associated personal property as well as liability coverage for at least two million dollars ($2,000,000.00).

                                   ARTICLE XVI

                         RIGHT OF ENTRY AND IMPROVEMENT

        Tenant shall permit Landlord or its Agents, at any reasonable time and upon reasonable prior notice (except in the event of emergency), and at Tenant's option to be escorted by Tenant representative, to enter the Premises, without charge therefor to Landlord and without diminution of Rent, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and repairs or to perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or
(iv) to exhibit the same to prospective tenants during the last nine (9) months of the Term and to erect on the Building or the Land a suitable sign indicating the Premises are available. Should Tenant on its own volition vacate the Premises or any portion thereof for sixty (60) days within six (6) months prior to the expiration of the Term and not sublet such portion, Landlord or Landlord's Agent shall have the right, without notice, to restore, refit or improve such vacated portion of the Premises for a successor tenant, without affecting Tenant's obligation to pay Rent under Article IV.

                                  ARTICLE XVII
                         TENANT'S EQUIPMENT AND PROPERTY

        17.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except as may be approved in writing by Landlord, and the same shall be delivered only through the designated delivery entrance and freight elevator in the Building, at such times as shall be designated by Landlord. All moving of furniture, equipment, and other materials shall be under the direct control and supervision of Landlord; provided, however, in no event shall Landlord be responsible for any damages to or charges for moving the same. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

        17.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which places a load upon the framed floor of the Premises exceeding an average rate of fifty (50) pounds live load per square foot of the Premises. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Notwithstanding the foregoing, Landlord hereby approves the installation and operation of the equipment consistent with
Section 1.25, "Permitted Use".

                                  ARTICLE XVIII
                            ASSIGNMENT AND SUBLETTING

        18.1 General. Tenant shall not, without Landlord's reasonable, prior written consent, which shall not be unreasonably withheld, conditioned or delayed (i) assign this Lease nor sublet the Premises in whole or in part, and shall not permit Tenant's interest in the Lease to be vested in any third party by operation of law or otherwise except as provided below, except to an affiliate of Tenant, for which such consent shall not be required as long as Landlord's creditor status is not reduced.

        18.2 Landlord's Rights Upon Proposed Subletting. Should Tenant desire to sublet any part of the Premises, Tenant shall not be permitted so to sublet until Tenant shall have given Landlord at least thirty (30) days prior written notice of Tenant's intention to offer such space for sublet and specifying the terms of such sublet. Landlord shall have the right for thirty (30) days from receipt of such notice to (i) sublet or (ii) take an assignment from Tenant, upon the terms and for the period set forth in the notice from Tenant or actual sublease agreement. In the event Landlord exercises any right to sublease or take assignment of space from Tenant, Landlord shall remit each month to Tenant rent in accordance with the terms set forth in the aforesaid notice from Tenant or actual sublease agreement for the period of the sublease or assignment. In such event, Tenant shall not be responsible for any failure to pay rent by the occupant of the portion of the Premises sublet or assigned to the Landlord, and Tenant further shall not be responsible for other Tenant obligations with respect to such portion of the Premises for the term of such sublet or assignment. Should Landlord not elect to accept assignment of such space, Tenant may sublet the same only after obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that disapproval of such sublet by Landlord's lender is deemed a reasonable basis for withholding consent.

        18.3 Landlord's Right to Terminate. Should Tenant desire to sublet more than fifty (50%) percent of the rentable space in the Premises, in the aggregate, or if Tenant desires to assign this Lease, other than to an affiliate of Tenant, in whole or in part, then Landlord shall have the right, in addition to the foregoing, to terminate the portion of the Lease Tenant wishes to sublet or assign to an unaffiliated third (3rd) party by giving notice thereof to Tenant within ten (10) days from the date of Tenant's notice to Landlord or submittal of sublease or assignment document. The Lease for that portion of the Premises shall thereupon terminate on the date specified in Landlord's notice but not earlier than ten (10) days nor later than the end of the next calendar month after the date of Landlord's notice to Tenant exercising such right of termination. Such termination shall not be deemed a default by Tenant under this lease and Tenant shall be relieved of all obligations for that portion of the Premises under this Lease accruing after the date of such termination. In this event, any proportional Security Deposit then outstanding will be returned to Tenant.

        18.4 Conditions to a Sublease or Assignment by Tenant. After receipt of Landlord's written



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


consent, a duly executed copy of the sublease shall be delivered to Landlord for Landlord's review and approval, which shall be given within ten (10) business days of such delivery to Landlord. All subleases shall provide that the subtenant must comply with all applicable terms and conditions of this Lease. All assignments shall contain an assumption by the assignee of all the terms and obligations of this Lease. Should Landlord consent to the proposed assignment or subletting, Tenant shall pay to Landlord fifty (50%) percent of cash in excess of that which would be received by Landlord for the sublet space, of rent or other sums directly or indirectly received by Tenant from any unaffiliated third
(3rd) party including any rent or other sums which may exceed the Basic Rent and Additional Rent due hereunder after the provision of reasonable reserves for refurbishment of the space and other costs and expenses in connection with the sublet calculated on a cash basis, except, notwithstanding any provision of this Lease to the contrary, that Tenant shall have the right to sublet any portion of the space for the first (1st) three (3) years of the Lease without Landlord's consent, without profit sharing to Landlord or Landlord recapture rights. Tenant agrees that, notwithstanding any assignment or sublease, and notwithstanding the acceptance of rent by the Landlord from an assignee, sublessee, or any other party, the Tenant shall remain fully liable for the payment of rent due and to become due under this Lease and for the performance of all the covenants, agreements, terms, provisions, and conditions of this Lease on the part of Tenant to be performed or observed.

        18.5 Additional Conditions. Any transfer of this Lease from Tenant by merger, reorganization, liquidation, or the sale, conveyance, transfer by bequest or inheritance, or other transfer of a controlling interest in Tenant (whether by transfer of stock, partnership interests or otherwise) shall not constitute an assignment for the purposes of this Lease. No assignment or subletting shall be made to any person or entity for the conduct of a business which is not in keeping with the requirements of this Lease, applicable zoning regulations and standards and general character of the Building and which will result in Landlord's creditor position being reduced (i.e., Tenant's net worth and income being materially reduced). All Lease Options associated with the Lease do not automatically convey with the subletting of this Lease and specific approval must be requested and obtained from Landlord. Consent to a given assignment or sublease shall not relieve Tenant or subtenant from its obligation to receive Landlord's written consent to any subsequent assignment or sublease pursuant to the procedure of this section.

                                   ARTICLE XIX

                              DAMAGE; CONDEMNATION

        19.1 Damage to the Premises. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's sole but reasonable judgment, the damage cannot be substantially repaired within one hundred eighty (180) days after the date of such damage, or if the Premises are damaged during the last two (2) Lease Years, then Landlord or Tenant within thirty (30) days from the date of such damage may terminate this Lease by notice to the other. If either Landlord or Tenant terminates this Lease, the Rent shall be apportioned and paid to the date of such termination. If neither Landlord nor Tenant so elects to terminate this Lease but the damage required to be repaired by Landlord is not repaired within one hundred eighty (180) days from the date of such damage (such one hundred eighty (180) day period to be extended by the period of any delay outside the direct control of Landlord plus a reasonable period for a satisfactory settlement with any insurance company involved), Tenant, within thirty (30) days from the expiration of such one hundred eighty (180) day period (as the same may be extended), may terminate this Lease by notice to Landlord. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage. All injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Basic Rent shall not abate, except in the event of mutual waiver of subrogation. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any above-standard work or improvements or any other personal property of Tenant.

        19.2 Condemnation. If more than fifty percent (50%) of the Premises or the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Basic Rent shall be pro-rated to the date when title vests in such governmental or quasi-governmental authority. If fifty percent (50%) or less of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE XX
                                DEFAULT OF TENANT

        20.1 Monetary Default. The following events shall be deemed to be events of monetary default by Tenant under this Lease.

        (A) Tenant shall fail to pay when due, any installment of Basic Rent, Additional Rent, Operating Expense, Real Estate Tax or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) business days from the date such payment was due or, if such payment is not a regularly scheduled one, for a period of five (5) business days after notice thereof from Landlord;

        (B) Tenant shall become insolvent or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors or shall transfer all or substantially all of its assets to another person or entity.

        (C) Tenant shall file a petition under any section or chapter of the United States Bankruptcy Code or under any similar law or statute of the United States or any state thereof, or an order for relief shall be entered against Tenant in any proceeding filed against Tenant thereunder and not discharged or removed within sixty (60) days;

        (D) A receiver or trustee shall be appointed for all or substantially all the assets of Tenant;

        (E)   Tenant shall generally not pay its debts as such debts become due;

        (F) Tenant shall vacate all or a substantial portion of the Premises, prior to four (4) months before the termination of the Lease Term, for a period of sixty (60 days or more whether or not the Tenant is in default of the rental payments due under this Lease;

        (G) Tenant shall allow a Security Deposit Letter of Credit or surety bond to expire without renewal, replacement or cash substitution. No Landlord notice to Tenant is required.

        20.2 Non-Monetary Default: The following events shall be deemed to be events of non-monetary default by Tenant under this Lease. Landlord shall notice Tenant of such Defaults.

        (A) Tenant shall fail to maintain or provide required evidence of any insurance required hereunder, including any failure to make or maintain Landlord or any requested mortgagee as an additional insured within ten (10) days;

        (B) Tenant refuses or fails to take possession of the Premises upon Substantial Completion of the Premises;

        (C) Tenant shall fail to comply with the terms of Article 7.2 within ten (10) days;

        (D) Tenant shall fail to comply with the terms of Article 10.2 within fifteen (15) days;

        (E) Tenant shall fail to comply with the terms of Article 22.1 or 25.4 within ten (10) business days;

        (F) Tenant shall fail to comply with any other term, provision or covenant of this Lease and shall not cure such failure within thirty (30) days (except as otherwise provided above) after written notice thereof to Tenant; provided, however, that if such Non-monetary Default is not reasonably able to be cured within such thirty (30) day period, then provided Tenant has commenced a cure within such period and thereafter diligently and timely pursues same, Tenant shall be entitled to an additional period of time to cure same, not to exceed ninety (90) days in the aggregate;

        20.3 Remedies: Upon occurrence of any Event of Default, Landlord, without prejudice to any other rights or remedies Landlord may have under this Lease or otherwise, shall have the option to pursue any one, all or combination of the following remedies without a notice or demand whatsoever.

        (A) Terminate this Lease by giving written notice to that effect to the Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, re-enter and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any other claim for damages. In the event Landlord elects to terminate this Lease by reason of an event of default, then not-withstanding such termination, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other indebtedness accrued to date of such termination, plus at its option, at any time, the Landlord may choose to accelerate the entire balance due under the remainder of the Lease and any other monies due under the Lease required to be paid by Tenant to Landlord until the Expiration Date of the Lease at the then present value of all rents and other amounts as may be due in the future, with the Interest Rate as the discount rate for such a present value calculation, and with a reduction to be given for the total amount actually recovered from any reletting, net of reasonable reletting expenses to include brokerage and management fees, which may be paid to an affiliate of Landlord, redecoration or rebuilding costs for tenant fit-out, legal costs of reletting, costs of removing or storing Tenant's or other occupant's property, and other expenses reasonably incurred in the business of leasing and preparing office space for occupancy;

        (B) Alter all locks and other security devises at the Premises without terminating this Lease;

        (C) Re-enter and take possession of the Premises by legal process or by expelling or removing Tenant and any other person who may be occupying such Premises or any part thereof, without terminating this Lease and without being liable for prosecution or any claim for damages therefore; and relet the Premises and receive the rent therefore. No legal process, re-entry, re-letting or taking possession of the Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. In the event that Landlord elects to retake or repossess the Premises, the Tenant shall be liable for and shall pay to Landlord, all rental and other indebtedness accrued to date of such repossession, plus at its option, at any time, the Landlord may choose to either: (1) accelerate the entire balance due under the remainder of the Lease and any other monies due under the Lease required to be paid by Tenant to Landlord until the Expiration Date of the Lease, including those referred to in Section 20.2(A) above; or (2) seek payment from Tenant for the difference between all sums due to Landlord from Tenant under this Lease and the amount received by Landlord through re-letting the Premises; Landlord may choose suit under option (2) and later accelerate under option (1); and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights or remedies including reasonable attorney's fees and fifteen percent (15%) interest per annum on all the sum owing by Tenant to Landlord.

        (D) In the event Landlord may elect to gain possession of the Premises by a legal proceeding, Tenant hereby specifically waives any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this Lease is, in part considered for this waiver;

        (E) Enter upon the Premises without being liable for prosecution or any claim for damages therefore, and do what ever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur and thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord or its Agents;

        (F) In the event of termination or repossession of the Premises for an event of default, Landlord shall not have any obligation to relet or attempt to relet the Premises or any portion thereof, or to collect rental after re-letting, and in the event of reletting, Landlord may reject the whole or any portion of the Premises for any period to any tenant and for any use and purpose;

        (G) Landlord shall have a lien upon all the personal property of Tenant located in the Premises, as and for security for the rent and other obligations of Tenant herein provided. In order to perfect and enforce said lien, Landlord may at any time after default in the payment of rent or default of other obligations and the expiration of any applicable notice or grace periods, seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the Premises. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property as aforesaid, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provision of this Lease. Landlord shall agree to waive or subordinate any statutory or common-law Landlord's lien to Tenant's institutional equipment lender or lessor. Notwithstanding the foregoing, Landlord's lien shall not apply to Tenant's intangible, intellectual property, files and storage devices, and proprietary information, which in no way affects Landlord's ability to remove or sell Tenant's tangible personal property.

        (H) Landlord, at its option, may bring a legal proceeding to recover from Tenant any monies owed under this Lease without seeking possession of the Premises. Such proceeding shall not be considered a termination of the Lease, Landlord shall retain the right to seek continuing, future rents in subsequent legal proceedings as well as the right to accelerate all monies due under the remainder of the Lease in a single proceeding, at its option.

        (I) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be a termination of this Lease or an acceptance of surrender of the Premises by Tenant, being understood that such termination or surrender can be effected only by written notice from Landlord specifying such termination. In the event that Landlord elects to terminate this Lease, in addition to Landlord's other remedies and rights hereunder, Landlord's obligations toward Tenant shall terminate.


        (K) Recover all costs and expenses incurred in connection with Landlord's enforcement of its rights under this Lease, including all reasonable attorneys' fees.


                                   ARTICLE XXI
                                     REPORTS

        21.1 Lease Anniversary Report. Upon request by Landlord, Tenant shall submit to Landlord, at each anniversary of the Lease Commencement Date, a publicly available financial statement consisting of an income summary and balance sheet dated not more than six (6) months prior to submission, prepared by an accountant, either independent or on the staff of Tenant, and certified by Tenant to be accurate.

        21.2 Event of Default Report. If Tenant receives notice from Landlord that it is in default at any time during the Lease, for any cause listed in
Section 20.1 above, in addition to being liable for a late penalty fee and interest as stated in Section 4.4, Tenant shall have the obligation of furnishing to Landlord, within fifteen (15) days of the date Tenant receives such notice , the most recently available income statement and balance sheet, certified by Tenant as to their accuracy. Landlord, at Tenant's request, shall sign a confidentiality agreement and insider trading restriction agreement for all non-public financial information.

                                  ARTICLE XXII
                                    MORTGAGES

        22.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to all Mortgage(s) which may now or hereafter affect or encumber such leases, the Building, or the Land. Such subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute promptly any instrument that Landlord or any first Mortgagee may request confirming such subordination. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitation, any instrument or certificate required under Article XXI or Section
25.4 hereof) within fifteen (15) days, then Tenant stipulates that if Tenant is notified in writing and fails to respond in such fifteen (15) days time-frame then such request shall be deemed to be approved and such documents as may have been required shall be deemed to have been approved. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, if the Mortgagee so elects, this Lease may continue in full force and effect after such foreclosure and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or Purchaser at foreclosure, execute and delivery any instrument that has for its purpose and effect the subordination of this Lease to the lien of any Mortgage, or Tenant's attornment to such Purchaser.

        22.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Basic Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building, whether by foreclosure or deed in lieu thereof or otherwise, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

        Landlord shall use its best efforts to secure a non-disturbance agreement recognizing Tenant's rights under this Lease from the holder of each Mortgage now or hereafter encumbering the Building and/or the Land on such holder's reasonable standard form non-disturbance agreement. Landlord shall not charge Tenant a fee for such efforts.

        22.3

        22.4 Condition Precedent. Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by Mortgagee or the issuer of any commitment to make a construction or mortgage loan. Unless Landlord gives Tenant written notice within fifteen (15) days after the date hereof that the Mortgagee or issuer, or both, disapproves this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 22.4 shall be of no further force or effect.

        22.5 Assignment for Financing Purposes. If, at any time or times, Landlord assigns this Lease or the Basic Rent payable hereunder to the Mortgagee, or to any other party for the purpose of securing financing (the Mortgagee and any other such party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

               (i) Such assignments to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

               (ii) To the extent the Financing Party has assumed obligations under (i) above, the Financing Party shall be treated as having assumed such obligations only upon foreclosure of its Mortgage (or voluntary conveyance by deed in lieu thereof) but before the Financing Party conveys the Land, Building or Premises to another party.

        Tenant hereby agrees to enter into such agreement or instruments as may, from time to time, be requested in confirmation of the foregoing.

                                  ARTICLE XXIII

                                  HOLDING OVER

        In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a tenant-at-will upon all of the terms and provisions of this Lease, except the monthly Basic Rent shall be 130% for the first (1st) three (3) months of Holdover and 150% thereafter the monthly Basic Rent in effect during the last month of the Term. Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. Tenant hereby agrees to indemnify and hold Landlord harmless from and against all liabilities and damages sustained by Landlord by reason of such retention of possession, including all reasonable legal fees and costs.

                                  ARTICLE XXIV

                                 QUIET ENJOYMENT

        Landlord covenants that if Tenant shall pay Basic Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, and if Tenant shall not be in default of any provision in this Lease beyond the expiration of any applicable notice or grace periods,, then Tenant shall peaceably and quietly occupy and enjoy possession of the Premises during the Term without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and of any Mortgage to which this Lease is subordinate, and easements, conditions and restrictions of record.

                                   ARTICLE XXV

                                  MISCELLANEOUS

        25.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are required by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises shall accept the Premises and the Building "AS IS at the time of possession," and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

        25.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

        25.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

        25.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within ten (10) business days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building , execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Basic Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than thirty
(30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and
(xi) any other factual certifications requested by Landlord.

        25.5 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant or vice versa with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

        25.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given effective upon actual receipt (or refusal of delivery or if attempt at delivery was unsuccessful)) if delivered in person, if mailed by certified or registered mail, return receipt requested, postage prepaid, or by commercial courier, against receipt, addressed and sent, if to Landlord to Landlord's Address specified in Section 1.2; or if to Tenant to Tenant's Address specified in Section 1.6. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

        25.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

        25.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

        25.9 Benefit and Burden. Subject to the provisions of Article XVIII and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

        25.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

        25.11 Authority.

               (i) If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation. Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

               (ii) If Landlord or Tenant signs as a partnership, the person executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and validly existing partnership, in good standing, qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the partnership. Each party hereto shall deliver to the other party upon demand evidence of such authority satisfactory to such other party.

        25.12 Compliance Costs. In the event any legal action is undertaken by Landlord as a result of the failure of Tenant to comply with any term of this Lease, whether or not such non-compliance constitutes an Event of Default, Tenant shall pay to Landlord, in addition to any other relief which may be granted, Landlord's reasonable costs of litigation, including, but not limited to reasonable attorney's fees, travel costs, expert witnesses, discovery and court costs, and other expenses necessitated by the litigation. If the parties cannot agree upon the amount of such costs, they shall request the court to determine the proper amount.
        25.13 Interpretation. This Lease is governed by the laws of the Commonwealth of Virginia.

        25.14 Landlord's Consent. Wherever and whenever in this Lease Landlord's consent or agreement is required, unless otherwise provided, Landlord shall not unreasonably withhold, condition, or delay its consent.

        25.15 No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Building and to the proceeds of any casualty or title insurance or condemnation proceeds for satisfaction of Tenant's remedies on account thereof. In the event that the original Landlord hereunder, or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of Basic Rent for the initial Lease Year or
(ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

        25.16 Time is of the Essence. Time is of the essence as to each party's obligations contained in this Lease.


        25.17 Force Majeure. Landlord and Tenant shall not be required to perform any of its obligations under this Lease other than monetary obligations, nor shall Landlord or Tenant be liable for loss or damage for failure to do so, nor shall Landlord or Tenant thereby be released from any of its obligations under this Lease, where such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare conditions in this or any foreign country, fire or casualty, government action or inaction, legal requirements, energy shortage or any other causes whatsoever, unless such loss or damage results from the willful misconduct or gross negligence of Landlord, or Tenant, as the case may be.

        25.18 Headings. Captions and headings are for convenience of reference only.

        25.19 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. The party requesting recordation of a memorandum of this Lease shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.


        25.20

        25.21 Attorney-in-Fact. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitation, any instrument or certificate required under Article XXI or Section 25.4 hereof) within fifteen (15) business days, then Tenant stipulates that if Tenant is notified in writing and fails to respond in such fifteen (15) business days time-frame then such request shall be deemed to be approved and such documents as may have been required shall be deemed to have been approved.

        25.22 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

        25.23 Bankruptcy. if the Tenant shall (i) make an assignment for the benefit of creditors, (ii) be unable to pay its debts as they become due in the normal course, (iii) or acquiesce in a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or (iv) make an application in any such proceedings for, or acquiesce in, the appointment of a trustee or receiver for it, over all or any portion of its property, or (v) if any petition shall be filed against Tenant in any court (whether or not pursuant to any statute of the United States or of any state) in bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and (i) Tenant shall thereafter be adjudicated a bankrupt or insolvent, or (ii) such petition shall be approved by any such court, or (iii) such proceedings shall not be dismissed, discontinued or vacated within sixty
(60) days after such petition is filed; then, in any of said events, this Lease shall immediately cease and terminate, at the option of the Landlord, with the same force and effect as though the date of occurrence of said event was the day fixed herein for expiration of the term of this Lease.

        25.24 Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.


        25.25 Transportation Management. Tenant shall fully comply with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the project or the metropolitan area in which the project is located, provided that any such programs imposed by Landlord do not conflict with Tenant's rights under this Lease. Landlord shall use reasonable efforts to keep Tenant informed of the status of any such programs, provided, however, that Landlord's failure to do so shall not constitute a Default under this Lease.

        25.26 Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of

Landlord's Operating Expenses. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the project. Landlord shall provide perimeter card reader access system and elevator lock-off capability as part of the Base Building.

        25.27 ADA and Hazardous Materials. The Building will be delivered to Tenant in compliance with all codes, including ADA. In addition, the Building and Premises will be delivered to Tenant free of all hazardous materials, excepting normal cleaning supplies, and Landlord will keep Common Areas free of hazardous materials.

        25.28 Further Assurances. Tenant shall, within ten (10) days of request therefor by or on behalf of Landlord, provide reasonable further documents and assurances of Tenant's due performance hereunder.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.


ATTEST/WITNESS:                                    LANDLORD: PARKRIDGE FIVE ASSOCIATES
---------------                                    -----------------------------------
                                                                LIMITED PARTNERSHIP
                                                                -------------------


/s/ ROBIN GREENSTREE                               BY: /s/ CHRISTOPHER W. WALKER     [SEAL]
-----------------------------                         -------------------------------

NAME: ROBIN GREENTREE                              NAME: SUNRISE VALLEY, INC.
     ------------------------

TITLE:                                             TITLE: GENERAL PARTNER
      -----------------------                             CHRISTOPHER W. WALKER, PRESIDENT

                                                   DATE: 11/15/99
                                                        -------------------



ATTEST/WITNESS:                                    TENANT: CYSIVE, INC.
---------------                                    --------------------


 /s/                                               BY: /s/ JOHN R. LUND              [SEAL]
-----------------------------                         -------------------------------

NAME:                                              NAME:   JOHN R. LUND
     ------------------------                           -----------------------------

TITLE: PRESIDENT                                   TITLE:  CHIEF FINANCIAL OFFICER
      -----------------------                            ----------------------------

                                                   DATE: NOVEMBER 15, 1999
                                                        -------------------


STATE OF VIRGINIA

COUNTY OF FAIRFAX

I, the undersigned, Notary Public in and for the jurisdiction aforesaid do hereby certify that CHRISTOPHER W. WALKER General Partner of Parkridge Five Associates Limited Partnership, a Virginia Limited partnership, whose signature is signed to the foregoing Deed of Lease, personally appeared before me this 15th day of November 1999, and acknowledged the same before me and in my jurisdiction aforesaid.

                                                    /s/
                                                   -------------------------
                                                            NOTARY PUBLIC

My commission expires:  4/30/2002

STATE OF VIRGINIA

COUNTY OF FAIRFAX

        I, the undersigned, Notary Public, in and for the jurisdiction aforesaid, do hereby certify that John R. Lund, Chief Financial Officer, whose signature is signed to the foregoing Deed of Lease, personally appeared before me this 15th day of November 1999, and acknowledged the same before me in my jurisdiction aforesaid.

                                                    /s/
                                                   -------------------------
                                                            NOTARY PUBLIC

My Commission Expires: 4/30/2002

EXHIBIT A-3

RENT SCHEDULE


               YEAR                         PER ANNUM            PER MONTH             PSF
4/15/2000-4/14/2001                 $1,236,750.00                $103,062.50           $30.00

4/15/2001-4/14/2002                 $1,272,306.56                $106,025.55           $30.86

4/15/2002-4/14/2003                 $1,308,885.38                $109,073.78           $31.75

4/15/2003-4/14/2004                 $1,346,515.83                $112,209.65           $32.66

4/15/2004-4/14/2005                 $1,385,228.16                $115,435.68           $33.60

4/15/2005-4/14/2006                 $1,425,053.47                $118,754.46           $34.57

4/15/2006-4/14/2007                 $1,466,023.76                $122,168.65           $35.56

4/15/2007-4/14/2008                 $1,508,171.94                $125,681.00           $36.58

4/15/2008-4/14/2009                 $1,551,531.88                $129,294.32           $37.64

4/15/2009-4/14/2010                 $1,596,138.43                $133,011.54           $38.72

NOTE:          Basic Rent is escalated annually by 2.875%.

                      Tenant shall begin to pay additional rent beginning in the second (2nd) lease year.

EXHIBIT B-1

WORK AGREEMENT

Improvements:

3. Landlord to deliver space in "AC Shell" condition to include Base Building specifications listed in Exhibit B-2.

4. Tenant shall select its own architect/space planner and general contractor.

5. Construction Allowance: $27.00 per rentable square foot of space leased times 41,225 rsf or $1,113,075.00, payable monthly by Landlord on demand upon presentation of invoices, General Contractor's invoices and lien releases and other appropriate documentation from Tenant. Landlord shall hold ten (10%) percent retainage from each payment until job is complete (to include punchlist) and "As Built" plans. If the cost of construction exceeds Landlord's allowance payments towards construction invoices shall be paid proportionally, by Landlord and Tenant. Tenant shall fully indemnify Landlord for all construction activities as well as any mechanics liens.

6. Tenant shall take full responsibility for the proper and timely construction of Tenant's tenant improvements.

7. Tenant agrees to a construction management or supervisory fee equal to five percent (5%) of total hard costs defined as follows: all materials, all labor, general conditions and mark-up from all subcontractors and all materials, all labor and general conditions from the General Contractor to include change orders and a five (5%) percent mark-up on one-half (1/2) of the General Contractors' fee.

8. Detailed base building plans shall be incorporated by reference into the Lease. Landlord shall respond within two (2) business days to Tenant plans, provided Landlord review team is kept abreast of plans and concepts as developed, and all review team members are copied on plans, specifications and cutsheets.

9.   Landlord shall provide $0.10 psf or $4,125.00 for a Tenant space plan.

10. Tenant shall have the right to access the Premises prior to the Commencement Date to install equipment, cabling, furniture and fixtures without liability for any Rent, including any of Landlord's Operating Expenses. Access to be coordinated with landlord and other tenant construction projects underway.

11. Landlord shall make the Building's fourth (4th) floor balconies available for Tenant's use. Tenant improvements for the balconies, specifically balcony flooring design and materials and hand railings, will be mutually specified by Landlord and Tenant. Tenant may use the balconies so long as such use is in compliance with all applicable zoning and other codes and regulations and does not adversely affect any Building systems. No awnings, no tables with awnings, no built-in furniture, etc., will be allowed on balconies

EXHIBIT B-2

BASE BUILDING SHELL

       (L) All utilities (including telephone trunk lines into the Building but not including installation of telephone systems) for the demised Premises will be in place and fully operational prior to Lease Commencement.

       (M) The Building standard HVAC system includes providing and installing the following scope of work:

              (A) Installation of non-adjustable temperature sensors controlling all VAV's, and installation of all duct work to the VAV's, and installation of all VAV's.

              (B) Providing and installation of an energy management system for the Building.

       (N) Building standard sprinkler system will be provided and installed with the heads turned up. Modifications to this system to be paid for out of Tenant Allowance.

       (O) Building fire alarm, smoke detectors, exit lights and other code requirements installed per appropriate county code according to a shell building final inspection.

       (P) Electric power with a minimum of 3.5 watts available for lighting and 7.5 watts available for convenience power.

       (Q) Adjustable horizontal mini-blinds installed on all exterior windows throughout the Premises.

       (R) Any wall surface beneath or above exterior windows to be insulated furred, dry walled, taped and bedded and ready to receive paint or other finish.

       (S)    Plumbing tie-ins available in Tenant's Premises.

       (T) Provide the main building lobby area, elevators and common or public areas such as restrooms with showers, etc., complete with finishes.

               EXHIBIT B-3

LANDLORD'S SUPERVISORY ROLE DURING
INITIAL CONSTRUCTION

               The following outlines the Landlord's basic supervisory duties during the initial construction of Tenant's Tenant Improvements:

21.    Provide selected General Contractor with Building Rules and Regulations.

22. Coordinate project "kick-off" meeting (use of loading dock, elevator usage, trash removal procedure, etc.) to establish site rules during construction.

23. Review and approve Tenant Improvement Allowance invoices and disburse funds. Maintain and distribute monthly a "ledger" detailing T.I. Allowance funds disbursed to date, retained and amount remaining.

24. Review and approve base building infrastructure system modifications (HVAC, electrical, etc.) required by Tenant's work.

25. Review and approve all alterations to base building electrical, mechanical and life safety systems required by Tenant's design.

26. Review and approve Tenant's selected General Contractor, and acquire all proper insurance paperwork and licenses.

27. Interface with base building access control provider as required to install new devices for Tenant.

28. Coordinate the work of the base building contractor and the T.I. contractor so as to maintain jobsite harmony. Conduct weekly meetings with the base building and T.I. superintendents to review jobsite coordination issues.

29. Inform Tenant's representative on an ongoing basis as to base building work or other T.I. work, which may impact Tenant's work.

30. Coordinate and provide subcontractor and supplier contacts as necessary for those base building systems which the Tenant's contractor must interface with or alter (ATC, fire alarm, fire protection, roofing, etc.).

31. Provide Tenant's architect with applicable architectural and MPE documents for the base building. Landlord shall provide all bulletins, as-builts, or field changes to the base building which may affect Tenant's design or construction to the Tenant's architect.

32. Support the procurement of permit approvals and inspections from the Authority having Jurisdiction. Obtain waivers as required to commence work prior to completion of the base building or receipt of the T.I. permit.

33. Review and approve Tenant's construction documents prior to commencement of construction.

                                   EXHIBIT C

                              RULES AND REGULATIONS

               1. The entrance, lobbies, passages, corridors, elevators and stairways shall not be encumbered or obstructed by Tenant, or Tenant's Agents, or be used by them for any purpose other than for ingress and egress to and from the Premises. Tenant shall not place or permit its Agents to place any trash or other objects anywhere within the Building or the land (other than within the Premises) without first obtaining Landlord's written consent.

               2. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without prior written consent of Landlord. Interior signs on the suite entry doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

               3. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove the same without first obtaining Landlord's written consent thereto.

               4. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.


               5. Tenant may request heating and/or air conditioning during periods in addition to normal working hours by submitting its request in writing or by telephone to the Building Manager's office no later than 2:00 p.m. the preceding workday (Monday through Friday). The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Charges are to be governed by the provisions of Tenant's Lease.


               6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish bags or other articles/substances (including, without limitation, coffee grounds) shall be thrown therein.

               7. No cooking shall be done or permitted in the Building by Tenant or its Agent except that Tenant may install and use microwave ovens. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Premises.

               8. Tenant shall not make or permit any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing or in any other way.

               9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises, nor shall any changes be made in locks or the mechanism thereof without prior notice to and the approval of Landlord, which shall not be unreasonably withheld. Tenant shall, upon the termination of its Lease, return to Landlord all keys to the Premises and other areas furnished to, or otherwise procured by Tenant. in the event of the loss of any such keys, tenant shall pay landlord the actual cost of replacement keys.

               10. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics, or drugs. The Premises shall not be used, or permitted to be used, for lodging or for any immoral or illegal purpose.

               11. Landlord reserves the right to control and operate the Common Area in such manner as it deems best for the benefit of the Building tenants. Landlord may exclude from all or a part of the Common Area at all hours on Monday through Friday, except 8:00 a.m. to 7:00 p.m., and at all hours on Saturday, except 8:00 a.m. to 1:00 p.m., and all day Sunday and federal holidays other than Columbus Day, all persons who do not present a pass to the Building signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes to persons for whom Tenant reasonably requests such passes. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

              12. Tenant shall have the responsibility for the security of the Premises and, before closing and leaving the Premises at any time, Tenant shall see that all entrance doors are locked and secured and all lights and office equipment within the Premises are turned off, and Landlord shall have no responsibility relating thereto.

               13. In connection with the delivery or receipt of merchandise, freight or other matter, no hand trucks or other means of conveyance shall be permitted, except those equipped with rubber tires, rubber side guards or such other safeguards as Landlord may require.

               14. No animals of any kind, except seeing-eye dogs, shall be brought into or kept about the Land or the Building by Tenant or its Agents.

               15. So that the Building may be kept in a good state of cleanliness, Tenant shall permit only Landlord's employees and contractors to clean its Premises unless prior thereto Landlord otherwise consents in writing.

               16. Tenant shall keep the windows and doors of the Premises (including, without limitation, those opening on corridors and all doors between any room designed to receive heating or air conditioning service and room(s) not designated to receive such service) closed while the heating or air conditioning system is operating in order to minimize the energy used by, and to conserve the effectiveness of, such systems.

               17. Normal business hours are 8:00 a.m. to 7:00 p.m. Monday through Friday, 8:00 a.m. to 1:00 p.m. Saturday, closed Sunday. Holidays as outlined in Exhibit D are excluded.

                                    EXHIBIT D

                                    HOLIDAYS

January 1 - New Year's Day

President's Day

Memorial Day

July 4 - Independence Day

Labor Day

Thanksgiving Day

December 25 - Christmas Day

              These are the Building's holidays, but Landlord recognizes the Tenant may be open every day.

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS

        A.     General

               1. All cleaning work will be performed between 5 p.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

               2. Abnormal waste removal (e.g., medical or toxic waste, computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

        B.     Daily Operations (5 times per week)

               1.     Tenant Area

                      a. Empty and clean all waste receptacles; wash
                         receptacles as necessary.

                      b. Vacuum all rugs and carpeted areas.

                      c. Empty, damp-wipe and dry all ashtrays.

               2.     Lavatories

                      a. Sweep and wash floors with disinfectant.

                      b. Wash both sides of toilet seats with disinfectant.

                      c. Wash all mirrors, basins, bowls, urinals.

                      d. Spot clean toilet partitions.

                      e. Empty and disinfect sanitary napkin disposal
                         receptacle.

                      f. Refill toilet tissue, towel, soap, and sanitary napkin
                         dispensers.

               3.     Public Areas

                      a. Wipe down entrance doors and clean glass (interior
                         and exterior).

                      b. Vacuum elevator carpets and wipe down doors and walls.

                      c. Clean water coolers.

        C.     Operations as Needed (but not less than every other day)

               1.     Tenant Areas, Lavatories, Public Areas

                      a. Clean all resilient floor areas and bring finish to a
                         shine.

        D.   Weekly Operations

               1.   Tenant Areas, Lavatories, Public Areas

                      a. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

                      b. Remove finger marks from private entrance doors, light switches, and doorways.

                      c.     Clean and wax, if necessary, all stairways.

        E.     Monthly Operations (Or more often as needed)

               1.     Tenant and Public Areas

                      a. Thoroughly vacuum seat cushions on chairs, sofas, etc.

                      b.     Vacuum and dust grillwork.

               2.     Lavatories

                      a.     Wash down interior walls and toilet partitions.

        F. As required and Weather Permitting, but not less often than Semi-annually.

               1.     Entire Building

                      a.     Clean inside of all windows.

                      b.     Clean outside of all windows.

        G.     Yearly (Or more often as needed)

               1.     Tenant and Public Areas

                      a.     Strip and wax all resilient tile floor areas.

        H.     Cafeteria/Vending Installation

               1. Any space to be used primarily for lunchroom or cafeteria operation will be Tenant's responsibility to keep clean and sanitary. This includes appliances that are specifically for Tenant's space, i.e., dishwasher, refrigerator, washer, dryer, microwave.

               2. If Tenant should at some later date require vending machines, machine installation and clean-up are the responsibility of the Tenant.

                                    Exhibit G

                       SMART Dispute Resolution Procedure

                         (Applicable to Article X Only)

I.  Preliminary.

        1. Any dispute regarding the terms of a contract, agreement, or business relationship between the parties herein, or involving employees, agents, or other representatives of the parties, shall be resolved, at the election of either party, by the following "SMART" procedure ("Sensible Method for Addressing and Resolving Troubles").

        2. SMART shall be initiated by one party's sending a certified letter to the other, requesting a resolution of a dispute described in the letter. Such a request shall be made in a timely manner, normally within 3 months after the event which initiated the dispute. Any question regarding timeliness, and its effect on the merits of the claim or costs of and effectiveness of its defense, shall be decided by the arbitrator(s), and may be a factor in the amount or appropriateness of any award, their decision to be final. A document request not to exceed 100 pages in length may accompany such letter.

        3. Within 14 days after the receipt of such notice, each party shall designate a representative to meet in formally to attempt to resolve the dispute.

        In the event that the parties are unable to resolve the matter between them within 30 days after the date of the initial letter, either party may, by a second letter served certified mail on the other party, initiate proceedings for a final and binding resolution of such dispute, controversy or claim by arbitration following the procedures herein set forth, along with a requested award.

II.  Arbitration.

        4. If the award requested is under $50,000, all evidentiary hearings and decisionmaking shall be accomplished by a single arbiter.

        If the parties cannot agree on the arbiter, within 15 days after the date of the second letter they shall each appointed a representative, and the two representatives shall within 10 days jointly nominate the arbiter. Such arbiter shall have at least 10 years active prior experience in the business field in which the dispute arises.

        The arbiter shall issue a written report explaining the award.

        5. If the award requested is greater than $50,000, or involves relief other than money damages, upon request of either party, the hearings and decisionmaking shall be accomplished by two designated representatives, one appointed by either side, each of which shall have at least 10 years active prior experience in the business field in which the dispute arises. Either party, if it so chooses, may designate a representative employed by, or otherwise affiliated with, the party so designating.

        Within 10 days of their appointment the designated representatives shall jointly appoint a neutral arbiter. Such arbiter shall have had significant prior experience in dispute resolution, as a judge, lawyer, arbitrator, or mediator, and prior experience in the business field in which the dispute arises.

        If an appointment is required and has not been made within the designated time period, such a choice will be left up to the American Arbitration Association.

        The parties shall agree prior to the commencement of hearings whether the neutral arbiter shall participate in the hearings, or shall serve as a final decisionmaker based on the record only. If they cannot agree, the neutral arbiter shall participate in full.

               (i)  if the neutral arbiter does not attend the hearings:

                At the conclusion of the evidence, each designated representative shall make findings of facts and conclusions of law, together with a suggested award.

                 If the higher of the two suggested awards is within 20% of the lower, or $30,000, whichever is greater, the amounts shall be compromised and such amount shall be the final reward. Should the suggested awards differ by more, the neutral arbiter shall pick one or the other amounts designated by the designated representatives, but shall not have the power to compromise these amounts. A written report by the neutral arbiter will set forth findings of fact and conclusions of the law in addition to confirming the award. The neutral arbiter shall have power to vary the non-monetary aspect of any award.

                (ii) if the neutral arbiter attends the hearings:

                 The panel shall, by majority vote, issue findings of fact and conclusions of law in connection with its award.

                 With either procedure, should the amount of the award exceed $250,000, or involve non-monetary remedies, either party may appeal the correctness of the conclusions of law to the Federal Court of E.D. of Virginia. Findings of fact shall be subject to judicial review only if they are arbitrary and capricious, an abuse of discretion, or totally unsupported by the evidence, or deficient in other similar standards used for judicial review of administrative decisions in contested cases. Security for the party receiving an award shall be set by the court.

III.  General Provisions.

        6. Evidence. Rules for discovery, interrogatories, depositions, and other evidentiary issues and a schedule therefore shall be decided by the arbiter(s), in accordance with the procedures of the American Arbitration Association or other rules selected by the arbitrators in their sole discretion. Each party shall submit a discovery plan to the arbiter(s) and have it approved prior to requesting any discovery beyond the initial 100 pages. Oral depositions shall be discouraged unless a deponent cannot easily be made available for actual testimony. The time periods applicable to discovery shall be set to permit compliance with the scheduling provisions of 8) below.

        All evidence, whether written or oral, shall be deemed by the parties to be confidential, and it shall not be disclosed to any other person except to the extent reasonably necessary to assist counsel in the proceedings or in preparation for the proceeding.

        7. Schedule. The arbitration shall be conducted on an expedited schedule. Unless otherwise agreed by the parties, the initial submissions shall be made, and the hearing shall commence, within 45 days of the initiation of the arbitration. The hearings shall be completed within 30 days thereafter. The award shall be made within 15 days from the close of the hearing. Any failure to render the award within the foregoing time period shall not, however, affect the validity of such awards.

        8. Validity. Judgment on the award may be entered in any court having jurisdiction over the necessary party. The award of noncompensatory damages, if made, shall not exceed 50% of compensatory damages and shall be a nonappealable fact. The parties hereby waive their right to proceed judicially in any jurisdiction pending the outcome of the SMART proceedings as outlined above.

        9. Costs. Each party shall bear its own costs for representation and preparation. The costs for any neutral arbiter shall be shared equally by the parties.

        Should a party challenge the existence, validity, terms, or enforceability of these dispute resolution provisions, and if it does not prevail in its challenge, it shall pay the costs and fees as determined by the arbitrator(s).

        At any time during the proceedings either party shall have the opportunity to submit an offer for settlement to the opposing party which may be sealed or presented publicly to the arbiter(s), as the initiating party so chooses. Subsequent offers may be made if earlier ones be rejected.

        Should the final award be more favorable to the party making such offer of settlement than the pending offer which was not accepted, the party which did not accept such offer shall pay all costs of arbitration, including without limitation the cost to the other party of its expert witnesses, discovery costs, stenographic fees, and attorney's fees. Such reimbursements, however, shall be limited to the difference between the offer rejected and the actual award. The arbiters shall have the power to award partial costs in the event of a multifaceted award.

        10. Supplemental Procedure. The arbitration shall be governed by such of the general and special rules of the American Arbitration Association (AAA) in force as of the date of the proceedings as are not inconsistent with the provisions herein. Should any language contained herein require interpretation beyond the scope of discretion of the arbiter(s), the parties authorize the AAA to perform this role.

        11. Review. Prior to the final issuance of any required written report prepared as part of an award, a draft of such report shall be circulated to the parties, giving each the opportunity to comment on the reasoning employed, and the accuracy of the calculation of the award. The arbiter shall set time limits to govern the comment procedure, and may or may not respond to the comments, or revise the award after reading them.

        12. Choice of Law. The law applied shall be that of Virginia, United States of America, but if sufficient authority in a particular area of the law is lacking, precedent from other leading industrial states, such as New York, Illinois, or California, may be invoked.

ADDENDUM 1

                                 RENEWAL OPTION

        Tenant shall have the option to renew ("Renewal Option") this Lease for two (2) additional terms of five (5) years (each, a "Renewal Term") at the then fair market value, with all concessions and tenant improvement allowance for comparable office space in the Reston market, provided, however, that the following conditions shall all be met: (i) upon the exercise of the Renewal Option, no Event of Default shall have occurred and be continuing; in the event that Tenant may be in a notice or grace period for an Event of Default, then Tenant may exercise this Renewal Option within five (5) days of cure, as long as such exercise date is not less than eight and one-half (8-1/2) months prior to the Expiration of the original or Renewal Term; (ii) that Tenant shall not have any further option to renew or otherwise extend the Term of this lease beyond the last day of the Renewal Term;
(iii) that Tenant shall exercise its option by giving written notice to Landlord of such election not later than nine (9) months prior to the expiration of the original Term or the Renewal Term, in the manner and at the place provided for giving notice to Landlord; (iv) that renewal of this Lease shall be upon the terms, covenants, agreements, provisions, conditions, and limitations set forth in this Lease, which shall be as fully applicable during such Renewal Term as they are applicable during the original Term, except to the extent expressly otherwise provided in this Lease; (v) the Base Year shall be reset to the then current base year.
        In the event that Landlord and Tenant cannot agree on the Market Rent within thirty (30) days of Tenant exercising its option to renew, the Market Rent shall be calculated by the "three appraiser method" that shall proceed as follows: Landlord and Tenant shall, within thirty (30) days of Tenant exercising its option to renew, each designate an appraiser to determine the Market Rent. If the two (2) appraisers do not agree on the Market Rent within fifteen (15) days thereafter, Landlord and Tenant together shall designate a third appraiser within five (5) days. The third appraiser shall have fifteen (15) days to determine the Market Rent. The Market Rent shall be the average of the two closest determinations of the Market Rent. If the differences are equal then the middle determination of Market Rent shall be deemed to control. Each appraiser appointed pursuant to this Article shall be a disinterested person of recognized competence who has had a minimum of seven (7) years experience as a licensed appraiser in Fairfax County, Virginia. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally in the fees and expenses of the third appraiser, if any.

ADDENDUM 2

RIGHT OF FIRST REFUSAL

        Tenant shall have the First Right of Refusal on any and all space in the Building becoming available (expiring leases or early lease terminations) after initial lease-up at the then current market, including lease term, taking into consideration 100% of the concessions available in the market to include but not limited to rental rates, tenant improvements, rent abatement and brokerage commissions. All other terms of the Lease shall remain the same and applicable to the expansion space. Expansion rights on the third (3rd) floor, first (1st) floor, and Concourse Levels are subordinate only to Careerbuilder.com's first rights to the space, and not to any other Tenant.

        Landlord shall notice Tenant in writing when space within the Building becomes available for lease. In Landlord's notice, Landlord shall include the anticipated market terms and conditions for said space. The parties shall negotiate in good faith for twenty (20) days and then Landlord and Tenant shall enter into an appropriate amendment to this Lease adding the expansion space to the Premises and making any necessary adjustments to the Rent thereof.

        Tenant's Expansion Rights shall be void if Tenant is in material default of the Lease continuing at the time of Tenant's exercise, except however, if Tenant cures such Default within the Right of First Refusal notice period. Tenant will have ten (10) business days to respond to Landlord's notice of availability.

        In the event Tenant responds that it is not prepared to commit to the expansion space during such ten (10) business day period, Tenant shall retain a five (5) BUSINESS day option period beginning with notice from Landlord to Tenant that a third (3rd) party tenant is interested in leasing such space, and offering the same terms and conditions to Tenant AS OFFERED TO SUCH THIRD (3RD) PARTY ("EXPANSION NOTICE") who must give Landlord a firm commitment within such five (5) business day period from notice. If Tenant so exercises the Right of First Refusal, Tenant shall be deemed to have leased the Expansion Space on the terms set forth in the Expansion Notice, and otherwise on the terms set forth in the Lease (to the extent to which the terms of the Lease are not consistent with the terms set forth in the Expansion Notice), for the period commencing on the date on which possession of the Expansion Space is delivered to Tenant, free and clear of liens and occupants and in broom clean condition, and ending on the last day of the Term of this Lease. Upon the commencement of such period, the Expansion Space shall be deemed to be part of the Premises for all purposes of the Lease except as specifically otherwise provided in the Expansion Notice. The foregoing provisions of this Addendum 2 shall be self-executing, but in confirmation of any lease of the Expansion Space by Tenant hereunder, the parties shall execute and deliver an amendment to this Lease incorporating the Expansion Space into the Premises on the terms herein above provided.

        In the event Tenant does not respond to a Landlord notice, Tenant's Expansion Right shall terminate on the space in question. The expansion option does not convey with sublet or assignment to an unrelated third (3rd) party.